        EXHIBIT 24

SPECIAL POWER OF ATTORNEY

The undersigned hereby appoints George L. Mahoney as the undersigned's true and lawful attorney-in-fact, with the power to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a Director and/or Executive Officer of Media General, Inc.

(the Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute or to amend any such Form 3, 4, or 5 and timely file such form with the

United States Securities and Exchange Commission and the New York

Stock Exchange.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all acts that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under

Section 16(a) of the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of April, 2005.

Signature:  /s/ Diana F. Cantor

Print Name: Diana F. Cantor